Exhibit 16
Form 8-K/A
Nightingale, Inc.
File No. 33-23429-D

March 21, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies & Gentlemen:

We have read the statements of Nightingale, Inc. pertaining to our firm included under Item 4.01(a) of Form 8-K/A dated March 21, 2006 and agree with such statements as they pertain to our firm.

/s/ Tanner LC